Exhibit 99.2

Basin Water Reports Financial Results for Second and Third Quarters of 2008;

Reports Were Delayed Pending Completion of Accounting Review of Prior Periods

Company Also Discloses Year-End 2008 Cash Balance, and Discusses Benefits

Of Recent Acquisition, New Customer Contracts, and New Strategic Initiative

Rancho Cucamonga, CA (Feb. 11, 2009) — Basin Water Inc. (NASDAQ:BWTR) reported financial results for the second and third quarters of 2008. As previously announced, the Company was unable to release results for the two quarters until a comprehensive review of prior financial results had been completed. That review has now been completed, and restatements of results for all of 2006, all of 2007, and the first quarter of 2008 have been disclosed in a separate press release. The Company has also filed with the Securities and Exchange Commission its restated Annual Report on Form 10-K/A for the years ended December 31, 2007 and 2006 and its restated Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2008.

The Company also disclosed cash and cash equivalents as of December 31, 2008, and discussed the benefits of its recent acquisition of Envirogen, a biofilter and bioreactor business, improvements in operational efficiency, and strategic initiatives it has undertaken, which are described below.

Second Quarter 2008 Financial Results

For the quarter ended June 30, 2008, Basin Water reported total revenues of $3.1 million, compared with restated revenues of $2.2 million in the year earlier quarter. The Company reported a net loss for the second quarter of $6.0 million, compared with a restated net loss of $2.5 million in the prior year second quarter.

The increased loss was due mostly to higher selling, general and administrative expenses, including costs related to expansion of the Company’s sales force nationally, a larger workforce due to the acquisition of Mobile Process Technology Co. (MPT), and increased legal costs. Cash and cash equivalents at June 30, 2008, were $23.5 million, compared with $36.0 million on December 31, 2007.

Third Quarter 2008 Financial Results

For the quarter ended September 30, 2008, the Company reported total revenues of $2.8 million, compared with restated revenues of $2.4 million in the third quarter 2007. The Company reported a net loss for the third quarter of $14.7 million, compared with a restated net loss in the year earlier third quarter of $11.9 million. Cash and cash equivalents as of September 30, 2008, were $16.9 million, compared with $36.0 million on December 31, 2007. The Company’s assets also include a $7.6 million increase in plant property and equipment which is in part related to ion exchange units that were partially manufactured in anticipation of sales and the Company’s transition to outsourcing as well as water treatment units returned to the Company in connection with the Envirogen acquisition, which is discussed further below. The Company hopes to sell or lease some of these units in 2009 and therefore recover the invested capital.

The larger loss in the current-year quarter was due mostly to higher selling, general and administrative expenses, which included $5.0 million of goodwill impairment charges resulting from a decline in the customer base and revenues of the Company’s MPT business. Basin Water acquired Mobile Process Technology Co., a provider of technology and services to the water treatment and industrial process markets, in September 2007. The impairment charge was taken because management believes lower business levels due to the current economic climate within the acquired customer base of MPT will affect future business results.

In addition, the Company experienced significantly increased selling, general and administrative expenses due to higher staffing costs and legal and accounting fees related to its now-completed restatement and litigation.

Envirogen Acquisition

Results for the third quarter of 2008 also reflect consolidation of the results of Envirogen, which comprises biofilter and bioreactor businesses that Basin Water acquired from Shaw Environmental and Infrastructure, Inc., on September 18, 2008, for approximately $4.0 million in cash and other consideration. The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, provides additional details about the transaction.

“We believe the Envirogen acquisition strengthens Basin Water,” said Michael Stark, CEO. “This business has historically produced $8 million to $12 million in annual revenue, and we are pleased with its performance since the acquisition. Envirogen expands our industrial wastewater treatment and municipal potable water treatment capabilities and places us in the municipal wastewater treatment market for certain customer needs,” he said.

“Additionally, Envirogen’s strong technical resources bolster our ability to meet the process engineering, detailed engineering and construction management needs of the extended range and technical complexity of numerous municipal and industrial projects that we are currently pursuing. Lastly, because Envirogen has built strong relationships with consulting engineers as a business strategy, we intend to leverage those relationships to promote Basin Water’s other groundwater contaminant removal technologies. We believe Envirogen opens an additional sales channel for us, through consulting engineers, in addition to our existing sales channel directly to end users.”

Additional Information

Basin Water also said that its unaudited cash and cash equivalents as of December 31, 2008, were $11.5 million, compared with $36.0 million a year earlier.

“With the work required for the financial restatement process behind us, we can focus on the future of Basin Water,” Mr. Stark said. “We now have current financial statements, an expanded technology offering, a national sales force, and an experienced management team. There is no doubt that the near term will be influenced by the current national economic situation, but we are hopeful that Basin Water has entered a brighter day,” he said.

Mr. Stark said that the Company has begun to see results from the expansion of its national sales force. “During the last three quarters, we have won half a dozen new contracts for equipment sales and, in some instances, related long-term service contracts. These new contracts will begin producing revenue in 2009. We have reached the stage of firm proposals with other potential customers, and we are hopeful that these will turn into additional business for us in coming months.”

Basin Water also has taken significant steps in recent months to increase efficiency, he said. “We determined that we could cost-effectively outsource the manufacturing of our ion exchange units, allowing us to close our manufacturing facility in Rancho Cucamonga. Force reductions will reduce compensation and related costs by nearly $2.0 million annually,” he said. He noted that the Envirogen acquisition basically offsets the head count reduction but expands revenue and margin.

The Company also has aggressively stepped up collection of accounts receivable and focused on converting work in progress and unbilled amounts into billed receivables, he said.

Mr. Stark also discussed strategic initiatives the Company has undertaken. “We are working actively to secure a successful future for Basin Water. The Board has retained Canaccord Adams to help explore any and all long-term strategies for the Company.

Conference Call Scheduled for Tuesday, February 17, 2009

Basin Water will conduct a conference call with investors on Tuesday, February 17, 2009, at noon EST during which time it will discuss its current business and prospects, the restated financial results, and delayed 2008 quarterly reports that was issued yesterday.

The conference call will broadcast live over the Internet by Thomson Financial, and can be accessed on Basin Water’s Web site at www.basinwater.com. From the home page, click on the Investor Relations tab for the webcast link at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those unable to participate in the live broadcast, the call will be archived and accessible on the company’s Web site for a period of time.

The conference call is also being distributed through the Thomson StreetEvents. Individual investors can listen to the call at www.earnings.com. Institutional investors can access the call via www.streetevents.com.

About Basin Water

Basin Water, Inc. designs, builds and implements systems for the treatment of contaminated groundwater, industrial process water and air streams from municipal and industrial sources. It provides reliable sources of drinking water for many communities, and the ability to comply with environmental standards and recover valuable resources from process and wastewater streams. Basin Water has developed proprietary, scalable ion-exchange, biological and other treatment systems that effectively process contaminated water and air in an efficient, flexible and cost effective manner. Additional information may be found on the Company’s web site: www.basinwater.com.

Forward Looking Statements

This press release contains forward-looking statements made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by their use of words, such as “estimate,” “expect,” “intend,” “anticipate” and other words and terms of similar meaning, in connection with any discussion of the Company’s financial statements, business, financial condition, results of operations or liquidity. Actual results may differ materially from these expectations due to various risks and uncertainties, including: negative reactions from the Company’s stockholders, creditors or customers to the Company’s restatement of its financial statements, the existence of other errors that may require further adjustment of the Company’s financial statements, the impact and result of any litigation, investigation or other action by The Nasdaq Stock Market, the SEC, any other governmental agency or other parties related to the Company’s restatement of its financial statements, the Company’s ability to manage its capital to meet future liquidity needs and continue operations, the effectiveness of any cost-saving measures by the Company, the Company’s limited operating history, significant operating losses associated with certain of the Company’s contracts, significant fluctuations in its revenues from period to period, the success of the Company’s strategic partners, its long sales cycles, market acceptance of its technology, the geographic concentration of its operations and customers, its ability to meet customer demands and compete technologically, the Company’s ability to enter into service and maintenance contracts with system sales, the Company’s ability to renegotiate loss contracts with its customers, the Company’s ability to protect its intellectual property, regulatory approvals of the Company’s systems, changes in governmental regulation that may affect the water industry, particularly with respect to environmental laws, the Company’s ability to attract and retain qualified personnel and management members, and changes in the board of directors and management members. More detailed information about these risks and uncertainties are contained in the Company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K/A for the year ended December 31, 2007 and subsequent Quarterly Reports on Form 10-Q, as amended. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company assumes no obligation to update these forward-looking statements to reflect any change in future events.

CONTACT: Basin Water, Inc.

W. Christopher Chisholm

Vice President & Chief Financial Officer

909-481-6800

www.basinwater.com

SOURCE: Basin Water, Inc.